UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

XURA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Quannapowitt Parkway

Wakefield, MA

01880

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on July 12, 2016 by Xura, Inc. (the “Company”, “we”, “us”, and “our”), on July 11, 2016, a class action lawsuit was filed by a purported stockholder of the Company in the United States District Court in the District of Massachusetts (the “Merger Litigation”) with respect to an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) entered into on May 23, 2016 with Sierra Private Holdings II Ltd., a private limited company incorporated under the laws of England and Wales (“Parent”), and Sierra Private Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Under the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and subsidiary of Parent, subject to the terms and conditions set forth in the Merger Agreement. Parent and Merger Sub are affiliates of Siris Capital Group, LLC (“Siris”).

The Merger Litigation alleges that the Company, the individual members of the Company’s board of directors, Parent, Merger Sub, and Siris violated Sections 14(a) and/or 20(a) of the Exchange Act in connection with the proxy solicitation. A second complaint against the Company was filed by another purported stockholder in the Commonwealth of Massachusetts’ Suffolk County Superior Court on July 15, 2016 (the “State Litigation”), alleging that, in connection with the Merger, the individual members of the Company’s board of directors breached their fiduciary duties to the Company’s stockholders and the Company, Parent, Merger Sub, and Siris aided and abetted such breach. A third complaint against the Company was filed by another purported stockholder in the United States District Court in the District of Massachusetts on July 22, 2016, alleging claims similar to those made in the State Litigation and the Merger Litigation.

On July 26, 2016, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company and the other named defendants in the three lawsuits agreed to the terms of a settlement with the plaintiffs to settle the lawsuits. The terms of this settlement provide, among other things, that the State Litigation will be dismissed, the third complaint will be consolidated with the Merger Litigation in one consolidated federal court action (the “Consolidated Action”), and the parties will seek to enter into a stipulation of settlement that provides for the release of all stockholder claims arising from the Merger and dismissal with prejudice of the Consolidated Action. The claims will not be released, and the Consolidated Action dismissed, until such stipulation of settlement is approved by the court. If approved by the court, it is expected that the stipulation of settlement will bind the plaintiff and a class of stockholders of the Company. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. As part of the terms of the settlement, the Company has agreed to make certain additional disclosures related to the Merger and the Merger Agreement, which are set forth below and are being filed concurrently with this Current Report on Form 8-K (“Form 8-K”) on Schedule 14A.

Supplemental Information

This Form 8-K includes certain additional information, which is being provided in connection with our entry into a memorandum of understanding regarding the settlement of a purported class action lawsuit filed against us and each of our directors, as well as Parent, Merger Sub, and Siris. The additional disclosures in this Form 8-K amend and supplement the disclosures contained in the definitive proxy statement of the Company filed with the SEC on July 12, 2016 and mailed to the Company’s stockholders on or about July 14, 2016 (the “Proxy Statement”), and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety and together with any documents incorporated by reference therein. To the extent that information in this Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Form 8-K shall supersede or supplement the information in the Proxy Statement. Nothing in this Form 8-K, the terms of the settlement or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. Unless stated otherwise, new text is underlined to highlight the supplemental information being provided to you.

The following disclosures amend the existing disclosures contained under the caption “Summary—Opinion of the Company’s Financial Advisor” on page 13 as follows:

The full text of the written opinion of Goldman Sachs, dated May 23, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Company’s board of directors in connection with its consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $8.0 million, which amount may be increased by up to approximately $1.5 million by the Company in its sole discretion, all of which is payable upon consummation of the merger. The Company’s board of directors will determine whether to pay the additional $1.5 million. The Company has no agreement or understanding with Goldman Sachs as to any criteria the Company should or must take into account in deciding whether some, all or any of such additional payment should be made. The board has not yet determined to pay the additional $1.5 million.

The following disclosures amend the existing disclosures contained under the caption “Background of the Merger” on page 28 as follows:

As a result of the feedback provided to Siris, Siris asked to engage in a dialogue with senior members of the Company’s management and review non-public financial information to determine if there was support for an increased offer price. Beginning in October 2015, the Company’s management began to develop a set of projections, which went through several iterations over the period from October 2015 to December 2015 and were presented to the board of directors on December 3, 2015. Prior to finalization, iterations of the projections reflected GAAP Revenue ranging from $384 to $394 million, and EBITDA before Restructuring Expense of $94 to $111 million, for 2016.

The following disclosures amend the existing disclosures contained under the caption “Background of the Merger” on page 31 as follows:

On December 3, 2015, the board of directors held a meeting to discuss Siris’ indication of interest. The meeting was attended by members of the Company’s senior management and representatives of DLA Piper and Goldman Sachs, who were present for certain portions of the meeting. The representatives of Goldman Sachs discussed with the board of directors the terms of Siris’ revised indication of interest, including the proposed purchase price of $35.00 per share, Siris’ request for exclusivity and Siris’ preliminary plans for and risks associated with Siris’ ability to finance the transaction. The board of directors discussed the risks and benefits of conducting a market check prior to signing a definitive agreement and received input from senior management of the Company and the Company’s legal and financial advisors on this matter. The board of directors reviewed management’s financial projections and forecasts, which Company management had begun developing in October 2015. After discussion, representatives of Goldman Sachs reviewed its preliminary financial analysis of the proposed transaction, and the board of directors instructed Goldman Sachs to work with the Company’s senior management to consider other potential parties to contact in connection with a potential market check of the transaction. The board of directors authorized the establishment of an ad hoc committee of the board of directors for convenience purposes, consisting of Mr. Nothhaft, as chair, Mr. Tartavull and Matthew Drapkin (which we refer to as the “Strategic Committee”), to review, evaluate and negotiate the terms of a potential transaction with Siris and to make certain decisions between meetings of the board of directors. The board of directors authorized the Company’s management to provide the Company’s financial projections to Siris and to continue discussions with Siris regarding a potential transaction on a non-exclusive basis.

The following disclosures amend the existing disclosures contained under the caption “Background of the Merger” on page 35 as follows:

On May 23, 2016, following the execution of the merger agreement and issuance of the press release, pursuant to the “go-shop” provisions of the merger agreement, at the direction of the board of directors, Goldman Sachs commenced the Company’s go-shop process. During the Go-Shop Period, representatives of Goldman Sachs contacted 26 prospective buyers (which included all of the parties that had been contacted prior to the Go-Shop Period) regarding their potential interest in a transaction with the Company. These 26 prospective buyers included four companies that had signed confidentiality agreements containing standstill and “don’t ask, don’t waive” provisions prior to the Go-Shop Period. As of the date of the filing of this supplement to the proxy statement, the Company received requests for information from three parties (all of which were financial buyers and none of whom had signed confidentiality agreements prior to the Go-Shop Period) that negotiated and entered into confidentiality agreements with the Company containing standstill and “don’t ask, don’t waive” provisions and were provided with non-public information relating to the Company. None of the parties contacted during the go-shop process, including the three parties that entered confidentiality agreements with the Company during the Go-Shop Period and the four parties that had signed confidentiality agreements prior to the Go-Shop Period, submitted an Acquisition Proposal to the Company or its representatives and the three parties that entered confidentiality agreements with the Company declined to proceed. The Go-Shop Period expired at 11:59 p.m. (New York Time) on July 7, 2016.

The following disclosures amend the existing disclosures contained under the caption “Opinion of the Company’s Financial Advisor – Selected Transactions Analysis” on page 44 as follows:

The following table presents the results of this analysis:

Target	Acquiror	Announcement Date	EV/LTM Revenue Multiple
Acision Global Limited	Comverse, Inc.	June 2015	2.1x

Cyan, Inc.	Ciena Corporation	May 2015	1.9x

Mavenir Systems, Inc.	Mitel Networks Corporation	March 2015	3.8x

Ulticom, Inc.	Mavenir Systems, Inc.	January 2015	N/A

Aicent, Inc.	Syniverse Technologies, LLC	May 2014	N/A

Performance Technologies, Inc.	Sonus Networks, Inc.	December 2013	1.6x

Openwave Systems Inc.	Marlin Equity Partners	April 2012	0.4x

Tekelec	Siris Capital Group, LLC	November 2011	1.3x

Syniverse Technologies, LLC	The Carlyle Group	October 2010	4.2x
Acision Global Limited	Consortium including Access Industries, Inc.	February 2007	1.0x

Median of EV / LTM Revenue Multiple Selected Transactions			1.7x

The following disclosures amend the existing disclosures contained under the caption “Opinion of the Company’s Financial Advisor – General” on page 46 as follows:

Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to the Company in connection with its divestiture of its BSS Business in July 2015, and as financial advisor to the Company in connection with its acquisition of Acision Global Limited in August 2015. During the two-year period ended May 23, 2016, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Company and/or its affiliates of approximately $11.0 million. Goldman Sachs has also provided certain financial advisory and/or underwriting services to Siris and/or its affiliates and portfolio companies from time to time. During the two year period ended May 23, 2016, the Investment Banking Division of Goldman Sachs has not been engaged by Siris or its affiliates and portfolio companies (which may include companies that are not controlled by Siris) to provide financial advisory or underwriting services for which Goldman Sachs has received compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Siris and its portfolio companies and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Siris and its affiliates from time to time and may have invested in limited partnership units of affiliates of Siris from time to time and may do so in the future.

The board of directors of the Company selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated March 16, 2016, the Company engaged Goldman Sachs to act as its financial advisor in connection with the potential sale of all or a portion of the Company’s outstanding common stock or assets. Pursuant to the terms of this engagement letter, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $8.0 million, which amount may be increased by up to approximately $1.5 million by the Company in its sole discretion, all of which is payable upon consummation of the ~~transaction~~ merger. The Company’s board of directors will determine whether to pay the additional $1.5 million. The Company has no agreement or understanding with Goldman Sachs as to any criteria the Company should or must take into account in deciding whether some, all or any of such additional payment should be made. The board has not yet determined to pay the additional $1.5 million. In addition, the Company has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

The following disclosures supplement the existing disclosures contained under the caption “Certain Financial Projections” on page 48 by adding the following paragraph and tables immediately prior to the last sentence of that section:

In October 2015, the Company’s management began to develop a forecast for fiscal year 2016 (the year ending January 31, 2017) for purposes of its discussions with Siris. The forecast went through several iterations prior to a December 3, 2015 meeting of the board of directors at which the board reviewed the plan in detail and the Board authorized that the projections be transmitted to Siris. Prior to finalization, iterations of the plan reflected GAAP Revenue ranging from $384 to $394 million, and EBITDA before Restructuring Expense of $94 to $111 million, for 2016. The final projections approved at the December 3, 2015 meeting of the board of directors are set forth in the column below entitled “October 2015.”

October 2015(1)

	2016E	2017E	2018E	2019E
GAAP Revenue	$ 371	$ 370	$ 373	$ 382
EBITDA before Restructuring Expense (2)	$ 91	$ 132	$ 132	$ 133

(1)	Only the projections for GAAP Revenue and EBITDA before Restructuring Expense for 2016 were provided to Siris.
(2)	EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

In February and April 2016, based on the Company’s performance and other factors, management provided and the Board reviewed revised projections, which are summarized below.

February 2016

	2016E	2017E	2018E	2019E	2020E
GAAP Revenue	$ 384	$ 361	$ 373	$ 387	$ 399
EBITDA before Restructuring Expense (1)	$ 88	$ 111	$ 121	$ 128	$ 129

(1)	EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

April 2016

	2016E	2017E	2018E	2019E	2020E	Terminal Year
GAAP Revenue	$ 365	$ 326	$ 345	$ 355	$ 364	$ 364
EBITDA before Restructuring Expense (1)	$ 75	$ 88	$ 103	$ 109	$ 109	$ 109
EBIT (1)	$ 50	$ 66	$ 81	$ 86	$ 86	$ 86
Depreciation and Amortization	$ 15	$ 14	$ 14	$ 15	$ 15	$ 15

Taxes (at 25.0%)	$ (13)	$ (16)	$ (20)	$ (22)	$ (21)	$ (21)
Capital Expenditures	$ (3)	$ (10)	$ (15)	$ (15)	$ (15)	$ (15)
Working Capital	$ (13)	$ (4)	$ (4)	$ (4)	$ (4)	$ (2)
Cashless Revenue	$ (34)	$ (5)	$ 0	$ 0	$ 0	$ 0
Unlevered Free Cash Flow (2)	$ 3	$ 44	$ 56	$ 61	$ 60	$ 62

(1)	EBITDA and EBIT are non-GAAP financial measure and should not be considered as alternatives to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.
(2)	Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as a measure of operating performance or cash flow or as a measure of liquidity. Unlevered Free Cash Flow is defined as earnings before interest, tax, depreciation and amortization expenses, less taxes, capital expenditures, working capital and cashless revenue.

NOL Forecasts

For purposes of valuing estimated cash tax benefits, the Company assumed the following: total tax benefits of $384 million in the US, $552 million in Israel and $160 million in other jurisdictions (which give effect to certain planned transactions); estimated annual gross use of $17.3 million in the US, $8.4 million in Israel, and $7.2 million in other jurisdictions, and tax rates of 35% and 20% in the US, 20% in Israel and 25% elsewhere. The Company did not take into account any limitations on the use of such tax benefits that may arise under applicable law as a result of the merger.

The following disclosures amend the existing disclosures contained under the caption “Interests of our Directors and Executive Officers in the Merger” on page 49 by adding the following sentence as follows:

None of our directors or executive officers is a party to or participates in any plan, program or arrangement of Parent or its subsidiaries that provides such director or executive officer with any kind of compensation that is based on or otherwise relates to completion of the merger. The merger agreement does not contemplate that any director of the Company would continue in that capacity after the transaction is consummated. In addition, the parties have not reached any agreements about the continuing employment of the executive officers of the Company.

Additional Information and Where to Find It

In connection with the Merger, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which was filed on July 12, 2016, as well as the definitive additional materials on Schedule 14A that are being filed concurrently with this Form 8-K. The Company has mailed or otherwise made available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the meeting relating to the proposed transaction. Company stockholders and other investors are advised to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents filed with the SEC in respect of the Merger when they become available, as those documents do and will contain important information about the Merger and the parties to the Merger. Company stockholders and other investors may obtain free copies of the definitive proxy statement and other relevant materials in connection with the Merger, along with other documents filed by the Company with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://www.xura.com) under the “Investor Relations” section.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the Merger. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, are included in the proxy statement filed with the SEC in connection with the Merger and for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on July 12, 2016, and in the Company’s Annual Report on Form 10-K, which was filed with the SEC on May 23, 2016, as well as any subsequent Quarterly Reports on Form 10-Q. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This Current Report on Form 8-K, and the documents to which the Company refers you in this communication, contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Xura’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which Xura has no control. Those risks include, without limitation (i) the risk that Merger may not be completed in a timely manner, or at all, which may adversely affect Xura’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the Merger, including the adoption of the Merger Agreement by Xura’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the Merger on Xura’s business, operating results, and relationships with customers, suppliers and others, (v) risks that the Merger may disrupt Xura’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the Merger, (vii) risks related to the diverting of management’s attention from Xura’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Xura related to the Merger Agreement or the Merger, the possibility that a court may reject a proposed settlement agreement of the purported class action suit filed by our stockholders. In addition, Xura’s actual performance and results may differ materially from those currently anticipated or reflected in management’s forecasts due to a number of risks including, without limitation: (i) the conditions of markets generally and the industries in which Xura operates, including recent volatility in Xura’s key industry segments, (ii) the Xura’s ability to diversify its product applications, expand its customer base, and enter into new market segments, and (iii) other events and factors disclosed previously and from time to time in Xura’s filings with the SEC, including Xura’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and on subsequent Quarterly Reports on Form 10-Q. The documents and reports Xura files with the SEC are available through Xura, or its website, www.Xura.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, Xura does not undertake to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XURA, INC.

Date: July 26, 2016	By:	/s/ Roy Luria

Roy Luria
Executive Vice President, General Counsel

9